EX 99.906 CERT

EX-99.Cert 13 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission for the period ended September 30, 2020, of NB Private Markets Fund II (TI) LLC (the “Fund”).

Each of the undersigned officers of the Fund hereby certified that, to the best of such officer’s knowledge:

(i)	the Registrant’s report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Registrant’s report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

December 7, 2020	/s/ James Bowden
Date	James Bowden
Chief Executive Officer and President
(Principal Executive Officer)

December 7, 2020	/s/ Mark Bonner
Date	Mark Bonner
Treasurer
(Principal Financial Officer)